Exhibit 99.1

Contacts:	For Media:	Christopher Breslin
(212) 578-8824

	For Investors:	John McCallion
(212) 578-7888

METLIFE ANNOUNCES THIRD QUARTER 2012 RESULTS

NEW YORK, October 31, 2012 – MetLife, Inc. (NYSE: MET) today reported the following results for the third quarter of 2012:

MetLife reported operating earnings* of $1.4 billion, or $1.32 per share, up 47% over the third quarter of 2011. The Americas segment reported an increase in operating earnings of 58%, partly due to several items that negatively impacted third quarter 2011 results, and the Asia segment reported a 17% increase. Reported operating earnings for the Europe, Middle East and Africa (EMEA) segment were down 5%, but up 20% when adjusted for the impact of foreign currency exchange rates.

On a GAAP basis, MetLife reported a net loss of $984 million, or $0.92 per share, including a $1.6 billion, after tax, goodwill impairment, which reflects the impact of current market and economic conditions on the estimated fair value of the U.S. retail annuity business. Also included in the net loss were net derivative losses of $467 million, after tax, which reflect MetLife’s use of derivatives (as part of its broader asset-liability management strategy) to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $11.6 billion, down 1% from the third quarter of 2011. Excluding pension closeout sales (which often fluctuate significantly from quarter to quarter) and the impact of foreign currency exchange rates, total premiums, fees & other revenues grew 2%.

Net investment income* was $5.0 billion, up 2% over the third quarter of 2011 and reflecting variable investment income above the plan range by $3 million, after tax and the impact of deferred acquisition costs (“DAC”).

Book value, excluding accumulated other comprehensive income (“AOCI”), was $47.70 per share, up 3% over the third quarter of 2011.

“Our continued solid operating earnings reflect the strength of our diverse, global business,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “Our focus on pricing discipline and risk management continues to serve us well in this challenging economic environment. As we continue to execute on our strategy, we will strengthen MetLife’s ability to deliver value for its customers and shareholders.”

THIRD QUARTER SUMMARY

($ in millions, except per share data)	For the three months ended September 30,
	2012	2011	Change
Premiums, fees & other revenues	$11,563	$11,643	(1)%
Total operating revenues	$16,611	$16,604	—

Net income (loss)	$(984)	$3,426	—
Net income (loss) per share	$(0.92)	$3.21	—

Operating earnings	$1,417	$965	47%
Operating earnings per share	$1.32	$0.91	45%

Book value per share	$58.35	$53.15	10%
Book value per share, excluding AOCI	$47.70	$46.50	3%

*

Information regarding the non-GAAP financial measures included in this press release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the Third Quarter 2012 Financial Supplement.

BUSINESS DISCUSSIONS

In the third quarter of 2012, MetLife continued to realign certain products and businesses among its existing segments to better conform to the way it manages and assesses its business. Several products were reorganized among the Retail and Group, Voluntary & Worksite Benefits businesses in the Americas. The company also began reporting the results of South Asia and India, which were previously reported in the EMEA segment, in the Asia segment. In addition, MetLife began reporting MetLife Bank’s forward mortgage servicing assets and operations as divested businesses. Certain amounts in prior periods have been revised. Further details on these changes can be found in the Third Quarter 2012 Financial Supplement.

All comparisons of third quarter 2012 results in the business discussions that follow are with the third quarter of 2011, unless otherwise noted. All comparisons on a constant currency basis are calculated using the average foreign currency exchange rates for the current period and are applied to the prior period. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the Third Quarter 2012 Financial Supplement, which is available on the Investor Relations section of www.metlife.com.

THE AMERICAS

Total operating earnings for the Americas increased 58% to $1.2 billion, driven by Retail and Group, Voluntary & Worksite Benefits. Third quarter 2011 results were negatively impacted by a reserve increase for potential unreported life insurance claims and higher catastrophes. Third quarter 2012 results benefitted from catastrophes that were $26 million, or $0.02 per share, after tax, lower than the company’s quarterly plan provision and $10 million, or $0.01 per share, after tax, of favorable non-catastrophe claim development related to prior accident years.

Premiums, fees & other revenues for the Americas were down 2% to $8.3 billion, as growth in Group, Voluntary & Worksite Benefits was offset by a decline in Corporate Benefit Funding.

Retail

Operating earnings for Retail more than doubled to $492 million due to higher net investment income, an increase in fees, lower catastrophes and expenses, and the above mentioned reserve increase in the prior year period. Premiums, fees & other revenues for Retail were $3.0 billion, down 1% as an increase in fees was more than offset by lower income annuity sales. Variable annuity sales were $4.6 billion, down 46%.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $283 million, up 85% mostly due to the previously mentioned reserve increase in the prior year period as well as lower catastrophes and favorable non-catastrophe claim experience. Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.0 billion, up 9% due to favorable sales and persistency across the business, particularly in dental.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $303 million, up 11% mostly due to strong interest margins and lower expenses. Premiums, fees & other revenues for Corporate Benefit Funding were $567 million, down 41% due to a decline in structured settlement sales as well as lower pension closeout sales.

Latin America

Operating earnings for Latin America were $152 million, up 8% (15% on a constant currency basis) due to business growth in several countries and a one-time tax-related benefit. Premiums, fees & other revenues in Latin America were $802 million, down 8%. On a constant currency basis, premiums, fees & other revenues were down 1% as growth in Mexico, Brazil and Argentina was offset by a decline in Chile. Total sales for the region increased 28%, driven by growth in all channels across the region.

ASIA

Operating earnings for Asia were $259 million, up 17% primarily due to premium growth in Japan and Korea, as well as higher net investment income. Premiums, fees & other revenues in Asia were $2.5 billion, up 7% mostly due to increased sales and persistency in Japan and higher revenues in Korea. Total sales for the region declined 8% as higher life sales in Japan and an increase in direct marketing sales in China were more than offset by declines in several other countries, including Australia, which benefitted from a large group sale in the prior year period.

EMEA

Operating earnings for EMEA were $62 million, down 5% due to the impact of foreign currency exchange rates. On a constant currency basis, EMEA operating earnings were up 20%, driven by Turkey and Russia. EMEA premiums, fees & other revenues were $653 million, down 10% (1% on a constant currency basis). Total sales for the region increased 15% due to growth in Turkey and Russia and despite the challenging economic environment in Western Europe.

INVESTMENTS

Net investment income was $5.0 billion, up 2%. Variable investment income was above the plan range at $260 million ($165 million, after tax and DAC) compared with $260 million ($169 million, after tax) in the third quarter of 2011.

For the third quarter of 2012, investment portfolio net gains were $43 million, after tax, compared with investment portfolio net gains of $9 million, after tax in the third quarter of 2011. The impact of MetLife’s credit spreads and increases in interest rates during the quarter drove derivative net losses of $543 million, after tax and other adjustments, compared with derivative net gains of $2.8 billion, after tax and other adjustments, in the third quarter of 2011. Derivative gains or losses related to MetLife’s credit spreads do not have an economic impact on the company.

CORPORATE & OTHER

Corporate & Other had an operating loss of $134 million, compared with an operating loss of $102 million. Results in the third quarter of 2012 reflect certain reorganization costs of $35 million, or $0.03 per share, after tax.

Third Quarter Conference Call

MetLife will hold its third quarter 2012 earnings conference call and audio Webcast on Thursday, November 1, 2012, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1027. To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Thursday, November 1, 2012, until Thursday, November 8, 2012 at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844. The access code for the replay is 226303. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Year-End Conference Call

MetLife announced today that the company will hold a year-end investor conference call on Thursday, December 13, 2012 beginning at 8 a.m. (ET). Further information, including Webcast details, will be announced prior to the December 13 call.

About MetLife

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share and premiums, fees and other revenues, should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share and premiums, fees and other revenues (operating), respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (“GAAP”) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife (“Divested businesses”). Operating revenues also excludes net investment gains (losses) (“NIGL”) and net derivative gains (losses) (“NDGL”). Operating expenses also exclude goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•

Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB fees”);

•

Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (“VIEs”) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•

Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets, (iii) benefits and hedging costs related to GMIBs (“GMIB costs”), and (iv) market value adjustments associated with surrenders or terminations of contracts (“Market value adjustments”);

•

Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (“VOBA”) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, excluding accumulated other comprehensive income (“AOCI”) and book value per diluted common share, excluding AOCI, should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, GAAP income (loss) from continuing operations, net of income tax, GAAP net income (loss) available to MetLife, Inc.’s common shareholders, GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, book value per common share and book value per diluted common share, respectively. Reconciliations of these measures to the most directly comparable GAAP measures are included in the Third Quarter 2012 Financial Supplement and/or in the tables that accompany this earnings press release.

Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.

Forward-Looking Statements

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) concerns over U.S. fiscal policy and the “fiscal cliff” in the U.S., as well as rating agency downgrades of U.S. Treasury securities; (3) uncertainty about the effectiveness of governmental and regulatory actions to stabilize the financial system, the imposition of fees relating thereto, or the promulgation of additional regulations; (4) increased volatility and disruption of the capital and credit markets, which may affect our ability to seek financing or access our credit facilities; (5) impact of comprehensive financial services regulation reform on us; (6) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (7) exposure to financial and capital market risk, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (8) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect our ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets; (9) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (10) investment losses and defaults, and changes to investment valuations; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) our ability to address unforeseen liabilities, asset impairments, or rating actions arising from acquisitions or dispositions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company (collectively, “ALICO”) and to successfully integrate and manage the growth of acquired businesses with minimal disruption; (15) uncertainty with respect to the outcome of the closing agreement entered into with the United States Internal

Revenue Service in connection with the acquisition of ALICO; (16) the dilutive impact on our stockholders resulting from the settlement of common equity units issued in connection with the acquisition of ALICO or otherwise; (17) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (18) downgrades in our claims paying ability, financial strength or credit ratings; (19) ineffectiveness of risk management policies and procedures; (20) availability and effectiveness of reinsurance or indemnification arrangements, as well as default or failure of counterparties to perform; (21) discrepancies between actual claims experience and assumptions used in setting prices for our products and establishing the liabilities for our obligations for future policy benefits and claims; (22) catastrophe losses; (23) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, distribution of amounts available under U.S. government programs, and for personnel; (24) unanticipated changes in industry trends; (25) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (26) changes in accounting standards, practices and/or policies; (27) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (28) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (29) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (30) adverse results or other consequences from litigation, arbitration or regulatory investigations; (31) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (32) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (33) regulatory, legislative or tax changes relating to our insurance, banking, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (34) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on our disaster recovery systems, cyber-or other information security systems and management continuity planning; (35) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (36) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

# # #

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited) (1)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
	(In millions)		(In millions)
OPERATING REVENUES
Premiums	$9,080	$9,319	$27,326	$27,121
Universal life and investment-type product policy fees	2,048	1,906	6,056	5,646
Net investment income	5,048	4,961	15,297	14,746
Other revenues	435	418	1,313	1,232

Total operating revenues	16,611	16,604	49,992	48,745

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	8,995	9,604	27,066	27,315
Interest credited to policyholder account balances	1,589	1,534	4,653	4,521
Capitalization of DAC	(1,301)	(1,524)	(3,976)	(4,151)
Amortization of DAC and VOBA	1,051	1,162	3,231	3,295
Amortization of negative VOBA	(155)	(150)	(456)	(476)
Interest expense on debt	286	327	898	978
Other expenses	4,120	4,332	12,414	12,363

Total operating expenses	14,585	15,285	43,830	43,845

Operating earnings before provision for income tax	2,026	1,319	6,162	4,900
Provision for income tax expense (benefit)	579	324	1,758	1,376

Operating earnings	1,447	995	4,404	3,524
Preferred stock dividends	30	30	91	91

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,417	$965	$4,313	$3,433

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,447	$995	$4,404	$3,524
Adjustments from operating earnings to income (loss) from continuing operations:
Net investment gains (losses)	22	(55)	(152)	(309)
Net derivative gains (losses)	(718)	4,196	(604)	4,233
Premiums	16	23	60	69
Universal life and investment-type product policy fees	83	92	250	210
Net investment income	469	(709)	1,139	(88)
Other revenues	20	302	132	646
Policyholder benefits and claims and policyholder dividends	(303)	202	(942)	(191)
Interest credited to policyholder account balances	(513)	796	(1,028)	417
Capitalization of DAC	1	3	5	7
Amortization of DAC and VOBA	43	(556)	30	(616)
Amortization of negative VOBA	15	20	50	60
Interest expense on debt	(40)	(98)	(128)	(282)
Other expenses	(263)	(420)	(1,187)	(1,147)
Goodwill impairment	(1,868)	—	(1,868)	—
Provision for income tax (expense) benefit	632	(1,349)	1,048	(1,105)

Income (loss) from continuing operations, net of income tax	(957)	3,442	1,209	5,428
Income (loss) from discontinued operations, net of income tax	—	8	17	(1)

Net income (loss)	(957)	3,450	1,226	5,427
Less: Net income (loss) attributable to noncontrolling interest	(3)	(6)	29	(6)

Net income (loss) attributable to MetLife, Inc.	(954)	3,456	1,197	5,433
Less: Preferred stock dividends	30	30	91	91
Less: Preferred stock redemption premium	—	—	—	146

Net income (loss) available to MetLife, Inc.'s common shareholders	$(984)	$3,426	$1,106	$5,196

MetLife, Inc.

(Unaudited) (1)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2012		2011		2012		2011
		Earnings Per Weighted Average Common Shares Diluted (2), (3)		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted (2)		Earnings Per Weighted Average Common Shares Diluted
		(In millions, except per share data)				(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,417	$1.32	$965	$0.91	$4,313	$4.03	$3,433	$3.21

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses)	22	0.02	(55)	(0.05)	(152)	(0.14)	(309)	(0.29)
Add: Net derivative gains (losses)	(718)	(0.67)	4,196	3.94	(604)	(0.57)	4,233	3.96
Add: Goodwill impairment	(1,868)	(1.74)	—	—	(1,868)	(1.75)	—	—
Add: Other adjustments to continuing operations	(472)	(0.44)	(345)	(0.33)	(1,619)	(1.51)	(915)	(0.86)
Add: Provision for income tax (expense) benefit	632	0.59	(1,349)	(1.28)	1,048	0.98	(1,105)	(1.03)
Add: Income (loss) from discontinued operations, net of income tax	—	—	8	0.01	17	0.02	(1)	—
Less: Net income (loss) attributable to noncontrolling interests	(3)	—	(6)	(0.01)	29	0.03	(6)	(0.01)
Less: Preferred stock redemption premium	—	—	—	—	—	—	146	0.14

Net income (loss) available to MetLife, Inc.’s common shareholders	$(984)	$(0.92)	$3,426	$3.21	$1,106	$1.03	$5,196	$4.86

Weighted average common shares outstanding—diluted		1071.0		1066.2		1070.0		1068.7

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In millions)		(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$11,563	$11,643	$34,695	$33,999
Add: Adjustments to premiums, fees and other revenues	119	417	442	925

Total premiums, fees and other revenues	$11,682	$12,060	$35,137	$34,924

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$16,611	$16,604	$49,992	$48,745
Add: Net investment gains (losses)	22	(55)	(152)	(309)
Add: Net derivative gains (losses)	(718)	4,196	(604)	4,233
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	(4)	16	10	14
Add: Other adjustments to revenues	592	(308)	1,571	823

Total revenues	$16,503	$20,453	$50,817	$53,506

Total operating expenses	$14,585	$15,285	$43,830	$43,845
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	14	426	79	510
Add: Goodwill impairment	1,868	—	1,868	—
Add: Other adjustments to expenses	1,046	(373)	3,121	1,242

Total expenses	$17,513	$15,338	$48,898	$45,597

	September 30,
	2012	2011
Reconciliation to Book Value Per Common Share (4)
Book Value Per Common Share Calculation :
Book value per common share, excluding accumulated other comprehensive income (loss)— (actual common shares outstanding)	$47.70	$46.50
Add: Accumulated other comprehensive income (loss) per common share	10.65	6.65

Book value per common share—(actual common shares outstanding)	$58.35	$53.15

Common shares outstanding, end of period (In millions)	1,062.6	1057.6

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
	(In millions)		(In millions)
Total The Americas Operations:
Operating earnings available to common shareholders	$1,230	$780	$3,516	$2,819
Add: Net investment gains (losses)	31	108	198	202
Add: Net derivative gains (losses)	(65)	2,910	629	3,086
Add: Goodwill impairment	(1,692)	—	(1,692)	—
Add: Other adjustments to continuing operations	(246)	(287)	(871)	(692)
Add: Provision for income tax (expense) benefit	328	(978)	229	(954)
Add: Income (loss) from discontinued operations, net of income tax	—	16	17	66
Less: Net income (loss) attributable to noncontrolling interest	—	3	1	3

Net income (loss) available to MetLife, Inc.’s common shareholders	$(414)	$2,546	$2,025	$4,524

Retail (5):
Operating earnings available to common shareholders	$492	$214	$1,369	$891
Add: Net investment gains (losses)	53	48	178	134
Add: Net derivative gains (losses)	191	1,474	637	1,759
Add: Goodwill impairment	(1,692)	—	(1,692)	—
Add: Other adjustments to continuing operations	(254)	(108)	(622)	(317)
Add: Provision for income tax (expense) benefit	224	(494)	153	(550)
Add: Income (loss) from discontinued operations, net of income tax	—	8	10	37
Less: Net income (loss) attributable to noncontrolling interest	—	1	—	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$(986)	$1,141	$33	$1,953

Group, Voluntary & Worksite Benefits (5):
Operating earnings available to common shareholders	$283	$153	$793	$651
Add: Net investment gains (losses)	5	(15)	11	(16)
Add: Net derivative gains (losses)	(81)	1,034	99	1,089
Add: Other adjustments to continuing operations	(33)	(34)	(107)	(101)
Add: Provision for income tax (expense) benefit	38	(343)	(1)	(340)
Add: Income (loss) from discontinued operations, net of income tax	—	2	—	2
Less: Net income (loss) attributable to noncontrolling interest	—	—	—	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$212	$797	$795	$1,285

Corporate Benefit Funding:
Operating earnings available to common shareholders	$303	$272	$919	$886
Add: Net investment gains (losses)	(25)	83	21	85
Add: Net derivative gains (losses)	(194)	447	(149)	280
Add: Other adjustments to continuing operations	(3)	(2)	11	53
Add: Provision for income tax (expense) benefit	78	(185)	41	(147)
Add: Income (loss) from discontinued operations, net of income tax	—	6	7	27
Less: Net income (loss) attributable to noncontrolling interest	—	2	—	2

Net income (loss) available to MetLife, Inc.’s common shareholders	$159	$619	$850	$1,182

Latin America:
Operating earnings available to common shareholders	$152	$141	$435	$391
Add: Net investment gains (losses)	(2)	(8)	(12)	(1)
Add: Net derivative gains (losses)	19	(45)	42	(42)
Add: Other adjustments to continuing operations	44	(143)	(153)	(327)
Add: Provision for income tax (expense) benefit	(12)	44	36	83
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—
Less: Net income (loss) attributable to noncontrolling interest	—	—	1	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$201	$(11)	$347	$104

Asia (6):
Operating earnings available to common shareholders	$259	$222	$839	$621
Add: Net investment gains (losses)	(47)	(34)	(168)	(196)
Add: Net derivative gains (losses)	(31)	168	(11)	229
Add: Other adjustments to continuing operations	(15)	(26)	(11)	2
Add: Provision for income tax (expense) benefit	27	(55)	59	(14)
Add: Income (loss) from discontinued operations, net of income tax	—	(11)	—	(71)
Less: Net income (loss) attributable to noncontrolling interest	8	1	25	1

Net income (loss) available to MetLife, Inc.’s common shareholders	$185	$263	$683	$570

EMEA (6):
Operating earnings available to common shareholders	$62	$65	$212	$204
Add: Net investment gains (losses)	73	(220)	37	(304)
Add: Net derivative gains (losses)	13	22	56	29
Add: Other adjustments to continuing operations	(12)	(25)	(22)	(71)
Add: Provision for income tax (expense) benefit	(32)	84	(18)	107
Add: Income (loss) from discontinued operations, net of income tax	—	—	—	—
Less: Net income (loss) attributable to noncontrolling interest	(5)	(11)	6	(6)

Net income (loss) available to MetLife, Inc.’s common shareholders	$109	$(63)	$259	$(29)

Corporate & Other (1):
Operating earnings available to common shareholders	$(134)	$(102)	$(254)	$(211)
Add: Net investment gains (losses)	(35)	91	(219)	(11)
Add: Net derivative gains (losses)	(635)	1,096	(1,278)	889
Add: Goodwill impairment	(176)	—	(176)	—
Add: Other adjustments to continuing operations	(199)	(7)	(715)	(154)
Add: Provision for income tax (expense) benefit	309	(400)	778	(244)
Add: Income (loss) from discontinued operations, net of income tax	—	3	—	4
Less: Net income (loss) attributable to noncontrolling interest	(6)	1	(3)	(4)
Less: Preferred stock redemption premium	—	—	—	146

Net income (loss) available to MetLife, Inc.’s common shareholders	$(864)	$680	$(1,861)	$131

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In millions)
Revenues
Premiums	$9,096	$9,342	$27,386	$27,190
Universal life and investment-type product policy fees	2,131	1,998	6,306	5,856
Net investment income	5,517	4,252	16,436	14,658
Other revenues	455	720	1,445	1,878
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(57)	(95)	(310)	(525)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	10	(189)	39	(5)
Other net investment gains (losses)	69	229	119	221

Total net investment gains (losses)	22	(55)	(152)	(309)
Net derivative gains (losses)	(718)	4,196	(604)	4,233

Total revenues	16,503	20,453	50,817	53,506

Expenses
Policyholder benefits and claims	8,943	9,018	26,958	26,376
Interest credited to policyholder account balances	2,102	738	5,681	4,104
Policyholder dividends	355	384	1,050	1,130
Goodwill impairment	1,868	—	1,868	—
Other expenses	4,245	5,198	13,341	13,987

Total expenses	17,513	15,338	48,898	45,597

Income (loss) from continuing operations before provision for income tax	(1,010)	5,115	1,919	7,909
Provision for income tax expense (benefit)	(53)	1,673	710	2,481

Income (loss) from continuing operations, net of income tax	(957)	3,442	1,209	5,428
Income (loss) from discontinued operations, net of income tax	—	8	17	(1)

Net income (loss)	(957)	3,450	1,226	5,427
Less: Net income (loss) attributable to noncontrolling interests	(3)	(6)	29	(6)

Net income (loss) attributable to MetLife, Inc.	(954)	3,456	1,197	5,433
Less: Preferred stock dividends	30	30	91	91
Preferred stock redemption premium	—	—	—	146

Net income (loss) available to MetLife, Inc.’s common shareholders	$(984)	$3,426	$1,106	$5,196

(1)	Certain amounts in the prior periods have been revised to conform with current period presentation. In the third quarter of 2012, MetLife, Inc. began reporting additional MetLife Bank operations as Divested businesses.
(2)	For the three and nine months ended September 30, 2012 and the three months ended September 30, 2011, all shares related to the assumed issuance of shares in settlement of the applicable purchase contracts of the common equity units have been excluded from the weighted average common shares outstanding—diluted, as these assumed shares would be anti-dilutive to operating earnings available to common shareholders per common share—diluted and net income available to MetLife, Inc.’s common shareholders per common share—diluted.
(3)	For the three months ended September 30, 2012, 6.0 million shares related to the assumed exercise or issuance of stock-based awards should be excluded from the weighted average common shares outstanding—diluted, as to include these assumed shares would be anti-dilutive to net income (loss) available to MetLife, Inc.'s common shareholders per common share—diluted. These shares were included in the calculation of operating earnings available to common shareholders per common share—diluted.
(4)	Book value per common share and book value per common share, excluding accumulated other comprehensive income (loss) exclude $2,043 million of equity related to preferred stock.
(5)	Certain amounts in prior periods have been revised to conform with current period presentation. In the third quarter of 2012, MetLife, Inc. further realigned certain products among its existing segments to better conform to the way it manages and assesses its business, and began reporting certain individual disability income and property & casualty products in the Retail segment, which were previously reported in the Group, Voluntary & Worksite Benefits segment.
(6)	Certain amounts in prior periods have been revised to conform with current period presentation. In the third quarter of 2012, MetLife, Inc. further realigned certain businesses among its existing segments to better conform to the way it manages and assesses its business, and began reporting the results of South Asia and India in the Asia segment, which were previously reported in the EMEA segment.